                                                                    EXHIBIT 10.5

                                FEDERAL EMPLOYEES
                             HEALTH BENEFITS PROGRAM


                                STANDARD CONTRACT
                                    AMENDMENT


                                       FOR


                                EXPERIENCE-RATED
                    HEALTH MAINTENANCE ORGANIZATION CARRIERS


                                      2002
                                                                       (ER-2002)

                 CONTRACT FOR FEDERAL EMPLOYEES HEALTH BENEFITS

CONTRACT NO:    CS 1090                                     AMENDMENT NO: 2002-A
EFFECTIVE:      January 1, 1960                       EFFECTIVE: January 1, 2002

BETWEEN: THE UNITED STATES OFFICE OF PERSONNEL MANAGEMENT hereinafter called the OPM, the Agency, or the Government

AND

CONTRACTOR:     TRIPLE-S
                  hereinafter also called the Carrier

Address:        1441 Roosevelt Avenue
                San Juan, Puerto Rico 00936-3628


In consideration of payment by the Agency of subscription charges set forth in Appendix B, the Carrier agrees to perform all of the services set forth in this contract, including Appendix A.


 FOR THE CARRIER                            FOR THE GOVERNMENT



     MIGUEL A. VAZQUEZ DEYNES               DANIEL A. GREEN
------------------------------------       ------------------------------------
 Name of Person Authorized to               Name of Contracting Officer
 Execute Contract (Type or print)



 PRESIDENT & CEO                            CHIEF, INSURANCE CONTRACTS DIV. II
------------------------------------       ------------------------------------
 Title of Signer                            Title of Signer


/s/  MIGUEL A. VAZQUEZ DEYNES
------------------------------------       ------------------------------------
 Signature of Person                        Signature
 Authorized to Execute Contract



      12-06-01
------------------------------------       ------------------------------------
 Date Signed                                Date Signed

                  YEAR 2002 AMENDMENTS TO THE STANDARD CONTRACT
                            FOR EXPERIENCE-RATED HMOS

1. Redate Section 1.4 INCORPORATION OF LAWS AND REGULATIONS as JAN 2002 and revise paragraph (b), as follows:

SECTION 1.4

INCORPORATION OF LAWS AND REGULATIONS (JAN 2002)

         (a) The applicable provisions of (1) chapter 89 of title 5, United States Code; (2) OPM's regulations as contained in part 890, title 5, Code of Federal Regulations; and (3) chapters 1 and 16 of title 48, Code of Federal Regulations constitute a part of this contract as if fully set forth herein, and the other provisions of this contract shall be construed so as to comply therewith.

         (b) If the Regulations are changed in a manner which would increase the Carrier's liability under this contract, the Contracting Officer will make an equitable adjustment in accordance with the changes clause, Section
5.38 -- Changes--Negotiated Benefits Contracts.

2. Redate Section 1.9 FEHB QUALITY ASSURANCE as JAN 2002 and revise paragraph (a), as follows:

SECTION 1.9
FEHB QUALITY ASSURANCE (JAN 2002)

         (a)      Health Care Quality.

         (1) Effectiveness of Care Measures. The Carrier shall measure and/or collect data on the quality of the health care services it renders to its members as requested by OPM. Measurement/data collection efforts may include performance measurement systems such as Health Plan Employer Data and Information Set (IEDIS) or ORYX(TM), or similar measures developed by accreditation agencies such as the National Committee for Quality Assurance
(NCQA), the Joint Commission on Accreditation of Healthcare Organizations (JCAHO), or the American Accreditation Healthcare Commission/URAC. Costs incurred by the Carrier for collecting or contracting with a vendor to collect quality measures/data shall be the Carrier's responsibility and are allowable administrative expenses, subject to the administrative cost limitation.

         (2) Reducing Medical Errors. The Carrier shall implement a patient safety improvement program. At a minimum, the Carrier shall --

                  (i) Report to OPM on its current patient safety initiatives;

                  (ii) Report to OPM on how it will strengthen its patient safety program for the future;

                  (iii) Assist OPM in providing its members with consumer information and education regarding patient safety; and

                  (iv) Work with its providers, independent accreditation agencies, and others to implement patient safety improvement programs.

         (3) Physician Credentialing. The Carrier is encouraged to use an independent accrediting organization to validate its physician credentialing. If the Carrier's physicians meet the credentialing requirements of the credentialing organization, it has met and exceeds the minimum requirements listed below. Otherwise, the Carrier must demonstrate that it requires the following credential checks of all of its physicians, both during the initial hiring process and during periodic re-credentialing. As an alternative, the Carrier may demonstrate that the following credential checks are performed by a secondary source, such as a hospital.


-        Verification of medical school graduation records.

-        Routine check with local and/or state medical societies and/or boards.


                                       3
                                                                       (ER-2002)

- Routine check of the Department of Health and Human Services (DHHS) list of debarred providers.

-        Routine check of the National Practitioner Data Bank.


         (4) To demonstrate its commitment to providing quality, cost-effective health care, if it has 500 or more Federal enrollees, the Carrier shall provide its business plan with the steps and timeframes planned to achieve and maintain accreditation.

         (5) In order to allow sufficient implementation time, the Contracting Officer will notify the Carrier reasonably in advance of any new requirement(s) under paragraphs (a)(1) and (a)(2).

         (b)      Access and Measures of Service.

         (1) In addition to any other means of surveying Plan members that the Carrier may develop, the Carrier shall participate in the HEDIS Consumer Assessments of Health Plans Surveys (CAHPS) to provide feedback to enrollees on enrollee experience with the various FEHBP plans. The Carrier shall take into account the published results of the survey, or other results as directed by OPM, in identifying areas for improvement as part of the Carrier's quality assurance program. Payment of survey charges will be in accordance with Section 3.11.

         (2) The Carrier shall develop and apply a quality assurance program specifying procedures for assuring contract quality. At a minimum the program shall include procedures to address:

         (i)      Accuracy of Payments:

         (A) Processing Accuracy - the number of FEHB claims processed accurately divided by the total number of FEHB claims processed for the given time period, expressed as a percentage.

         REQUIRED STANDARD: An average of 95 percent of FEHB claims must be processed accurately.

         (B) COB Processing - the Carrier must demonstrate that a statistically valid sampling technique is routinely used to identify FEHB claims prior to or after processing that require(d) coordination of benefits
(COB) with a third party payer. As an alternative, the Carrier may provide evidence that it pursues all claims for COB.

         (ii)     Timeliness of Payments to Members or Providers:

         (A) Average Processing Time (All FEHB Claims) - the average number of working days from the date the Carrier receives an FEHB claim to the date it adjudicates it (paid, denied or a request for further information is sent out), for the given time period, expressed as a cumulative percentage.

         REQUIRED STANDARD:

         - The Carrier adjudicates an average of 60 percent of FEHB claims received over the given time period within 20 working days (28 calendar days).

         - The Carrier adjudicates an average of 80 percent of FEHB claims received over the given time period within 30 working days (42 calendar days).

         - The Carrier adjudicates an average of 95 percent of FEHB claims received over the given time period within 60 working days (84 calendar days).

         (iii)    Quality of Service and Responsiveness to Members:

         (A) Processing ID cards on change of plan or option - the number of calendar days from the date the Carrier receives the enrollment from the enrollee's agency or retirement system to the date it issues the ID card.

         REQUIRED STANDARD:

         The Carrier issues the ID card within fifteen calendar days after receiving the enrollment from the enrollee's agency or retirement system.

         (B) Member Inquiries - the number of working days taken to respond to an FEHB member's written inquiry, expressed as a cumulative percentage, for the given time period.


                                       4
                                                                       (ER-2002)

         REQUIRED STANDARD:

         - The Carrier responds to an average of 60 percent of FEHB member written inquiries within 10 working days (14 calendar days).

         - The Carrier responds to an average of 90 percent of FEHB member written inquiries within 30 working days (42 calendar days).

         (C) Telephone Access - the Carrier shall report on the following statistics concerning telephone access to the member services department (or its equivalent) for the given time period. Except that, if the Carrier does not have a computerized phone system, report results of periodic surveys on telephone access.

         (a) Telephone Waiting Time - the average number of seconds elapsing before the Carrier connects a member's telephone call to its service representative.

         REQUIRED STANDARD: On average, no more than 1.5 minutes elapse before the Carrier connects a member's telephone call to its service representative.

         (b) Telephone Blockage Rate - the percentage of time that callers receive a busy signal when calling the Carrier.

         REQUIRED STANDARD: On average, callers receive a busy signal no more than 10 percent of the time.

         (c) Telephone Abandonment Rate - the number of calls attempted but not completed (presumably because callers tired of waiting to be connected to a Carrier representative) divided by the total number of calls attempted (both completed and not completed), expressed as a percentage.

         REQUIRED STANDARD: On average, enrollees abandon the effort no more than 8 percent of the time.

         (iv)     Responsiveness to FEHB Member Requests for Reconsideration:

         REQUIRED STANDARD: For 100 percent of written FEHB disputed claim requests received for the given time period, within 30 days after receipt by the Carrier, the Carrier shall affirm the denial in writing to the FEHB member, pay the claim, provide the service, or request additional information reasonably necessary to make a determination.

         (v)      Quality Assurance Plan:

         The Carrier must demonstrate that a statistically valid sampling technique is routinely used prior to or after processing to randomly sample FEHB claims against Carrier quality assurance/fraud and abuse prevention standards.

         (c)      Appointments.

         All Health Maintenance Organization carriers must meet the following standards for the given time period. Except that, if this information is not routinely collected, report results from periodic surveys.

         REQUIRED STANDARD:

         (1) Urgent appointments are available, on average, within 24 hours of an authorized request for one.

         (2) Routine appointments are available, on average, within 1 month of an authorized request for one.

         (3) Average office waiting times - on average, members who arrive on time for a scheduled appointment wait no more than 30 minutes before they are seen by the provider of the medical service.

         (NOTE: For the purpose of this standard (c), a simplified classification system is used in which all appointments are classified as either emergency, urgent or routine. Emergency appointments must be seen immediately to prevent health deterioration. Urgent appointments are those for the sudden, acute onset of symptoms that must be seen within 1 (one) day to prevent health deterioration. All other appointments are considered routine.)

         (d) Detection of Fraud and Abuse.

         The Carrier shall conduct a program to assess its vulnerability to fraud and abuse and shall operate a system designed to detect and eliminate fraud and abuse internally by Carrier employees and subcontractors, by providers providing goods or services to FEHB Members, and by individual FEHB Members.


                                       5
                                                                       (ER-2002)

         (e)      Reporting Compliance.

         The Carrier shall keep complete records of its quality assurance procedures and fraud program and the results of their implementation and make them available to the Government as determined by OPM. If the Carrier cannot separate FEHB claims from all other claims, the Carrier may report compliance based on all claims and indicate this on the report.

         (f)      Correction of deficiencies.

         The Contracting Officer may order the correction of a deficiency in the Carrier's quality assurance program or fraud program. The Carrier shall take the necessary action promptly to implement the Contracting Officer's order. If the Contracting Officer orders a modification of the Carrier's quality assurance program or fraud program pursuant to this paragraph (f) after the contract year has begun, the costs incurred to correct the deficiency may be excluded from the administrative expenses -- for the contract year -- that are subject to the administrative expenses limitation specified at Appendix B; provided the Carrier demonstrates that the correction of the deficiency significantly increases the Carrier's liability under this contract.

3. Redate Section 1.13 INFORMATION AND MARKETING MATERIALS as JAN 2002 and revise paragraph (a), as follows:

SECTION 1.13

INFORMATION AND MARKETING MATERIALS (JAN 2002)

         (a) OPM and the Carrier shall agree upon language setting forth the benefits, exclusions and other language of the Plan. The Carrier bears full responsibility for the accuracy of its FEHB brochure. OPM, in its sole discretion, may order the Carrier to print and distribute the agreed upon brochure text, in a format and quantity approved by OPM, including an electronic brochure version for OPM's web site. This formatted document is referred to as the FEHB brochure. The Carrier shall distribute the FEHB brochure on a timely basis TO ALL Federal employees, annuitants, former spouses and former employees and dependents enrolled in the Plan. The Carrier shall also distribute the document(s) to Federal agencies to be made available to such individuals who are eligible to enroll under this contract. At the direction of OPM, the Carrier shall produce and distribute an audio cassette version of the approved language. The Carrier may print additional FEHB brochures for distribution or its own use, but only in the approved format and at its own expense.

         (b) Supplemental material. Only marketing materials or other supplemental literature prepared in accordance with FEHBAR 1652.203-70 (Section
1.14 of this contract) may be distributed or displayed at or through Federal facilities.

         (c) The Carrier shall reflect the statement of benefits in the agreed upon brochure text included at Appendix A of this contract, verbatim, in the FEHB brochure.

         (d) OPM may order the Carrier to prepare an addendum or reissue the FEHB brochure or any piece(s) of supplemental marketing material at no expense to the Government if it is found to not conform to the agreed upon brochure text and/or supplemental marketing materials preparations described in paragraphs (a), (b) and (c) of this section.

4. Replace the "RESERVED" Section 1.21 with Section 1.21 ADMINISTRATIVE SIMPLIFICATION - HIPAA (JAN 2002), as follows:

SECTION 1.21

ADMINISTRATIVE SIMPLIFICATION - HIPAA (JAN 2002)

         (a) The Carrier shall implement and be in compliance with the standards for electronic transactions in accordance with the regulations


                                       6
                                                                       (ER-2002)
issued and on the date set forth by the Department of Health and Human Services.

         (b) The Carrier shall implement and be in compliance with the standards for privacy of individually identifiable health information in accordance with the regulations issued and on the date set forth by the Department of Health and Human Services.

5. Redate Section 1.23 NOTICE TO ENROLLEES ON TERMINATION OF FEHBP OR PROVIDER CONTRACT as JAN 2002 and revise paragraph (b), as follows:

SECTION 1.23

NOTICE TO ENROLLEES ON TERMINATION OF FEHBP OR PROVIDER CONTRACT
(JAN 2002)

         (a) Enrollees who are undergoing treatment for a chronic or disabling condition or who are in the second or third trimester of pregnancy at the time a carrier terminates (1) all of part of its FEHBP contract or (2) the enrollees' specialty provider contract for reasons other than cause, may be able to continue to see their specialty provider for up to 90 days or through their postpartum care.

         (b) The Carrier shall notify its enrollees in writing of its intent to terminate all or part of its FEHBP contract, including service area reductions, or the enrollees' specialty provider contract, for reasons other than cause, in order to allow sufficient time for the enrollees to arrange for continued care after the 90-day period or their postpartum care, whichever applies. The Carrier shall send the notice in time to ensure it is received by the enrollees no less than 90 days prior to the date it terminates the contract, unless the Carrier demonstrates it was prevented from doing so for reasons beyond its control. The Carrier's prompt notice will ensure that the notification period and the transitional care period run concurrently.

6.       Redate Section 1.24 TRANSITIONAL CARE as JAN 2002 and revise paragraphs
         (a) and (b), as follows:

SECTION 1.24

TRANSITIONAL CARE (JAN 2001)

         (a) "Transitional care" is specialized care provided for up to 90 days or through the postpartum period, whichever is later, to an enrollee who is undergoing treatment for a chronic or disabling condition or who is in the second or third trimester of pregnancy when the Carrier terminates (1) all or part of its FEHBP contract or (2) the enrollee's specialty provider contract for reasons other than cause. The 90-day period begins the earlier of the date the enrollee receives the notice required under Section 1.23, Notice to Enrollees on Termination of FEHBP or Provider Contract, or the date the Carrier's or the provider's contract ends.

         (b)      The Carrier shall ensure the following:

         (1) If it terminates a part of its FEHB contract or a specialty provider contract other than for cause, it allows enrollees who are undergoing treatment for a chronic or disabling condition or who are in the second or third trimester of pregnancy to continue treatment under the specialty provider for up to 90 days, or through their postpartum period, whichever is later, under the same terms and conditions that existed at the beginning of the transitional care period; and

         (2) If it enrolls a new member who voluntarily changed carriers because the enrollee's former carrier was no longer available in the FEHB Program, it provides transitional care for the enrollee if he or she is undergoing treatment for a chronic or disabling condition or is in the second or third trimester of pregnancy for up to 90 days, or through the postpartum period, whichever is later, under the same terms and conditions the enrollee had under the prior carrier.


                                       7
                                                                       (ER-2002)

         (c) If the Carrier terminates a mental health and substance abuse specialty provider other than for cause, or changes the plan's benefit structure for 2001 so that the member's out of pocket costs for mental health and substance abuse services only are greater than they were in year 2000, it must allow continued coverage with the specialty provider for up to ninety days under the same terms and conditions that existed at the beginning of the transitional care period. This transitional period will begin with the Carrier's notice to the member of the change in coverage and ends 90 days after the notice.

         (d) In addition, the Carrier shall (1) pay for or provide the transitional care required under this clause at no additional cost to enrollees;

         (2) require the specialty provider to promptly transfer all medical records to the designated new provider during or upon completion of the transition period, as authorized by the patient; and,

         (3) require the specialty to give all necessary information to the Carrier for quality assurance purposes.

7.       Redate Section 3.11 SURVEY CHARGES as JAN 2002 and revise paragraph
         (b), as follows:

SECTION 3.11

SURVEY CHARGES (JAN 2002)

         (a) If the Carrier participates in an FEHB annual consumer assessment survey, it shall pay OPM's contractor a pro rata share of the total cost of consolidating and reporting the survey results to OPM. The Carrier shall pay a separate fee for each plan option and/or rating area. The Carrier agrees to pay the contractor's invoice within 30 days of the billing date. If the Carrier does not remit payment to the contractor within 60 days of the billing date, OPM shall withhold the amount due from the Carrier's subscription charges according to FEHBAR 1652.232-71, Payments--experience-rated contracts, and forward payment to the contractor.

         (b) Costs incurred by the Carrier for contracting with a vendor to conduct the survey shall be the Carrier's responsibility and constitute allowable administrative charges.

8. Redate Section 3.12 FEHB CLEARINGHOUSE as JAN 2002 and revise paragraph (a), as follows:

SECTION 3.12

FEHB CLEARINGHOUSE (JAN 2(02)

         (a) The FEHB Clearinghouse will facilitate the reconciliation of enrollments between carriers and Federal agencies. The Carrier shall pay a pro rata share based on its proportion of FEHB premiums as determined by OPM for the cost of developing and operating the Clearinghouse.

         (b) OPM shall withhold the amount due from the Carrier's subscription charges under the authority of FEHBAR 1652.232-71, Payments--Experience-Rated Contracts, and shall forward payment to the FEHB Clearinghouse.

9. The following Federal Acquisition Regulation (FAR) clauses have been revised:

SECTION 5.1

DEFINITIONS (MAR 2001) (FAR 52.202-1)

         (a) Agency head or head of the agency means the Secretary, Attorney General, Administrator, Governor, Chairperson, or other chief official, as appropriate) of the agency unless otherwise indicated, including any deputy or assistant chief official of the executive agency.

         (b) Commercial component means any component that is a commercial item.

         (c)      Commercial item means--


                                       8
                                                                       (ER-2002)

         (1) Any item, other than real property, that is of a type customarily used for nongovernmental purposes and that--

         (i)      Has been sold, leased, or licensed to the general public; or

         (ii) Has been offered for sale, lease, or license to the general public;

         (2)      Any item that evolved from an item described in paragraph
(c)(1) of this clause through advances in technology or performance and that is not yet available in the commercial marketplace, but will be available in the commercial marketplace in time to satisfy the delivery requirements under a Government solicitation;

         (3) Any item that would satisfy a criterion expressed in paragraphs (c)(1) or (c)(2) of this clause, but for--

         (i) Modifications of a type customarily available in the commercial marketplace; or

         (ii) Minor modifications of a type not customarily available in the commercial marketplace made to meet Federal Government requirements. "Minor" modifications means modifications that do not significantly alter the nongovernmental function or essential physical characteristics of an item or component, or change the purpose of a process. Factors to be considered in determining whether a modification is minor include the value and size of the modification and the comparative value and size of the final product. Dollar values and percentages may be used as guideposts, but are not conclusive evidence that a modification is minor;

         (4) Any combination of items meeting the requirements of paragraphs (c)(1), (2), (3), or (5) of this clause that are of a type customarily combined and sold in combination to the general public;

         (5) Installation services, maintenance services, repair services, training services, and other services if such services are procured for support of an item referred to in paragraphs (c)(1), (2), (3), or (4) of this clause, and if the source of such services--

         (i) Offers such services to the general public and the Federal Government contemporaneously and under similar terms and conditions; and

         (ii) Offers to use the same work force for providing the Federal Government with such services as the source uses for providing such services to the general public;

         (6) Services of a type offered and sold competitively in substantial quantities in the commercial marketplace based on established catalog or market prices for specific tasks performed under standard commercial terms and conditions. This does not include services that are sold based on hourly rates without an established catalog or market price for a specific service performed;

         (7) Any item, combination of items, or service referred to in subparagraphs (c)(1) through (c)(6), notwithstanding the fact that the item, combination of items, or service is transferred between or among separate divisions, subsidiaries, or affiliates of a Contractor, or

         (8) A nondevelopmental item, if the procuring agency determines the item was developed exclusively at private expense and sold in substantial quantities, on a competitive basis, to multiple State and local Governments.

         (d) Component means any item supplied to the Federal Government as part of an end item or of another component, except that for use in 52.225-9, and 52.225-11 see the definitions in 52.225-9(a) and 52.225-11(a).

         (e) "Contracting Officer" means a person with the authority to enter into, administer, and/or terminate contracts and make related determinations and findings. The term includes certain authorized representatives of the Contracting Officer acting within the limits of their authority as delegated by the Contracting Officer.

         (f)      Nondevelopmental item means--

         (1) Any previously developed item of supply used exclusively for governmental purposes by a Federal agency, a State or local government, or a foreign government with which the United


                                       9
                                                                       (ER-2002)

States has a mutual defense cooperation agreement;

         (2) Any item described in paragraph (f)(1) of this definition that requires only minor modification or modifications of a type customarily available in the commercial marketplace in order to meet the requirements of the procuring department or agency; or

         (3) Any item of supply being produced that does not meet the requirements of paragraph (f)(1) or (f)(2) solely because the item is not yet in use.

         (g) Except as otherwise provided in this contract, the term "subcontracts" includes, but is not limited to, purchase orders and changes and modifications to purchase orders under this contract.

SECTION 5.14

UTILIZATION OF SMALL BUSINESS CONCERNS(1) (OCT 2000) (FAR 52.219-8)

         (a) It is the policy of the United States that small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and relaxed services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns.


         (b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

         (c)      Definitions. As used in this contract-

         "HUBZone small business concern" means a small business concern that appears on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration.

         "Service-disabled veteran-owned small business concern"--

         (1)      Means a small business concern--

                  (i) Not less than 51 percent of which is owned by one or more service disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

                  (ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

         (2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

         "Small business concern" means a small business as defined pursuant to
Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto.

         "Small disadvantaged business concern" means a small business concern that represents, as part of its offer that--



----------
(1) SECTION 5.14 ONLY APPLIES TO
SIX PLANS PARTICIPATING IN the SMALL BUSINESS PILOT (NONE ARE EXPERIENCE-RATED
HMOs).


                                       10
                                                                       (ER-2002)

         (1) It has received certification as a small disadvantaged business concern consistent with 13 CFR part 124, Subpart B;

         (2) No material change in disadvantaged ownership and control has occurred since its certification;

         (3) Where the concern is owned by one or more individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

         (4) It is identified, on the date of its representation, as a certified small disadvantaged business in the database maintained by the Small Business Administration (PRO Net).

         "Veteran-owned small business concern" means a small business concern--

         (1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

         (2) The management and daily business operations of which are controlled by one or more veterans.

         "Women-owned small business concern" means a small business concern--

         (1) That is at least 51 percent owned by one or more women, or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

         (2) Whose management and daily business operations are controlled by one or more women.

         (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as a small business concern, a veteran-owned small business concern, a service-disabled veteran-owned small business concern, a HUBZone small business concern, a small disadvantaged business concern, or a women-owned small business concern.

SECTION 5.25

DRUG-FREE WORKPLACE (MAY 2001) (FAR 52.223-6)

         (a)      Definitions. As used in this clause,

         "Controlled substance" means a controlled substance in schedules I through V of section 202 of the Controlled Substances Act (21 U.S.C. 812) and as further defined in regulation at 21 CFR 1308.11-1308.15.

         "Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statutes.

         "Criminal drug statute" means a Federal or non-Federal criminal statute involving the manufacture, distribution, dispensing, possession or use of any controlled substance.

         "Drug-free workplace" means the site(s) for the performance of work done by the Contractor in connection with a specific contract where employees of the Contractor are prohibited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

         "Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract. Directly engaged is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.

         "Individual" means an offeror/contractor that has no more than one employee including the offeror/contractor.

         (b) The Contractor, if other than an individual, shall - within 30 days after award (unless a longer period is agreed to in writing for contracts of 30 days or more performance duration); or as soon as possible for contracts of less than 30 days performance duration -

         (1) Publish a statement notifying its employees that the unlawful manufacture, distribution, dispensing, possession, or use of a


                                       11
                                                                       (ER-2002)
controlled substance is prohibited in the contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

         (2) Establish an ongoing drug-free awareness program to inform such employees about-

         (i)      The dangers of drug abuse in the workplace;

         (ii)     The contractor's policy of maintaining a drug-free workplace;

         (iii) Any available drug counseling, rehabilitation, and employee assistance programs; and

         (iv) The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace.

         (3) Provide all employees engaged in performance of the contract with a copy of the statement required by subparagraph (b)(1) of this clause;

         (4) Notify such employees in writing in the statement required by subparagraph (b)(1) of this clause that, as a condition of continued employment on this contract, the employee will

         (i)      Abide by the terms of the statement; and

         (ii) Notify the employer in writing of the employee's conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 days after such conviction.

         (5) Notify the Contracting Officer in writing within 10 days after receiving notice under subdivision (b)(4)(ii) of this clause, from an employee or otherwise receiving actual notice of such conviction. The notice shall include the position title of the employee;

         (6)      Within 30 days after receiving notice under subdivision
(b)(4)(ii) of this clause of a conviction, take one of the following actions with respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

         (i) Taking appropriate personnel action against such employee, up to and including termination; or

         (ii) Require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency; and

         (7) Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs (b)(1) through (b)(6) of this clause.


         (c) The Contractor, if an individual, agrees by award of the contract or acceptance of a purchase order, not to engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance while performing this contract.

         (d) In addition to other remedies available to the Government, the Contractor's failure to comply with the requirements of paragraphs (b) or (c) of this clause may, pursuant to FAR 23.506, render the Contractor subject to suspension of contract payments, termination of the contract for default, and suspension or debarment.

SECTION 5.54
PENALTIES FOR UNALLOWABLE COSTS (MAY 2001) (FAR 52.242-3)

         (a)      Definition. Proposal, as used in this clause, means either

         (1) A final indirect cost rate proposal submitted by the Contractor after the expiration of its fiscal year which--

         (i)      Relates to any payment made on the basis of billing rates; or

         (ii)     Will be used in negotiating the final contract price; or

         (2) The final statement of costs incurred and estimated to be incurred under the Incentive Price Revision clause (if applicable), which is used to establish the final contract price.


                                       12
                                                                       (ER-2002)

         (b) Contractors which include unallowable indirect costs in a proposal may be subject to penalties. The penalties are prescribed in 10 U.S.C. 2324 or 41 U.S.C. 256, as applicable, which is implemented in Section 42.709 of the Federal Acquisition Regulation (FAR).

         (c) The Contractor shall not include in any proposal any cost that is unallowable, as defined in Subpart 2.1 of the FAR, or an executive agency supplement to the FAR.

         (d) If the Contracting Officer determines that a cost submitted by the Contractor in its proposal is expressly unallowable under a cost principle in the FAR, or an executive agency supplement to the FAR, that defines the allowability of specific selected costs, the Contractor shall be assessed a penalty equal to--

         (1)      The amount of the disallowed cost allocated to this contract;
plus

         (2)      Simple interest, to be computed--

         (i) On the amount the Contractor was paid (whether as a progress or billing payment) in excess of the amount to which the Contractor was entitled; and

         (ii) Using the applicable rate effective for each six-month interval prescribed by the Secretary of the Treasury pursuant to Pub. L. 92-41 (85 Stat. 97).

         (e) If the Contracting Officer determines that a cost submitted by the Contractor in its proposal includes a cost previously determined to be unallowable for that Contractor, then the Contractor will be assessed a penalty in an amount equal to two times the amount of the disallowed cost allocated to this contract.

         (f) Determinations under paragraphs (d) and (e) of this clause are final decisions within the meaning of the Contract Disputes Act of 1978 (41 U.S.C. 60-1, et seq.).

         (g) Pursuant to the criteria in FAR 42.709-5, the Contracting Officer may waive the penalties in paragraph (d) or (e) of this clause.

         (h) Payment by the Contractor of any penalty assessed under this clause does not constitute repayment to the Government of any unallowable cost which has been paid by the Government to the Contractor.

SECTION 5.60
SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (MAY 2001) (FAR 52.244-6)

         (a)      Definitions. As used in this clause--

         "Commercial item" has the meaning contained in the clause at 52.202-1, Definitions.

         "Subcontract" includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

         (b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

         (c)(1) The following clauses shall be flowed down to subcontracts for commercial items:

         (i) 52.219-8, Utilization of Small Business Concerns (Oct 2000) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities. -

         (ii)     52.222-26, Equal Opportunity (Feb 1999) (E.O. 11246). (iii)
52.222-35, Affirmative Action for Disabled. Veterans and Veterans of the Vietnam Era (Apr 1998) (38 U.S.C. 4212(a)).

         (iv) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793).

         (v) 52.247-64, Preference for Privately Owned U.S.-Flagged Commercial Vessels (Jun 2000) (46 U.S.C. Appx 1241) (flowdown not


                                       13
                                                                       (ER-2002)
required for subcontracts awarded beginning May 1, 1996).

         (2) While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

         (d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract


                                       14
                                                                       (ER-2002)

                                   APPENDIX A



                                     ATTACH
                             2002 FEHB BROCHURE






                                        A

                                                                       (ER-2002)

                                    TRIPLE-S

                              http://www.ssspr.com
[TRIPLE-S LOGO]                                                             2002

--------------------------------------------------------------------------------
                        A HEALTH MAINTENANCE ORGANIZATION
                        WITH A POINT OF SERVICE PRODUCT

                                                                 FOR CHANGES IN
                                                             BENEFITS SEE PAGE 8

SERVING: ALL OF PUERTO RICO

ENROLLMENT IN THIS PLAN IS LIMITED. YOU MUST LIVE IN OUR GEOGRAPHIC SERVICE AREA TO ENROLL. SEE PAGE 7 FOR REQUIREMENTS.


ENROLLMENT CODES FOR THIS PLAN:

         891 SELF ONLY
         892 SELF AND FAMILY


 Authorized for distribution by the:
[US LOGO]         UNITED STATES                                      [FEHB LOGO]
                  OFFICE OF PERSONNEL MANAGEMENT
                  Retirement and Insurance Service
                  http://www.opm.gov/insure

                                                                       RI 73-016

                                   APPENDIX B

             SUBSCRIPTION RATES, CHARGES, ALLOWANCES AND LIMITATIONS
                                    TRIPLE-S
                              CONTRACT NO. CS 1090
                            Effective January 1, 2002

(a) Biweekly net-to-carrier rates, with appropriate adjustments for Enrollees paid on other than a biweekly basis, are as follows:

                         Regular Rates              DoD Demonstration Project Rates
                         -------------              -------------------------------
 Self only                 $87.64                 Self only                    $96.30
 Self and Family           $188.23                Self and Family              $227.98



(b) The amount of administrative expenses and charges to be included in the Annual Accounting Statement required by Section 3.2 shall be as set out in the schedule below:

                 Item                                 Amount
                 ----                                 ------
(i)      Administrative Expenses    Actual, but not-to exceed the Contractual
                                    Expense Limitation for 2002,* plus an amount
                                    sufficient to cover (a) the incremental
                                    costs associated with implementing the HIPAA
                                    electronic transaction, privacy, and
                                    security standards, not to exceed an amount
                                    to be agreed upon by both parties to this
                                    contract, and (b) the costs needed to pay
                                    the Plan's Independent Public Accountant to
                                    undertake the audits and agreed upon
                                    procedures required in the "FEHBP
                                    Experienced-Rated Carrier and Service
                                    Organization Audit Guide."


(ii)     Taxes                      Actual (except that premium taxes as defined
                                    are not allowable).

(iii)    Service Charge             $625,128.00


*The Contractual Expense Limitation for 2002 is the Contractual Expense Limitation for 2001 ($5,385,148), plus or minus adjustments for inflation and enrollment changes. The base shall be adjusted by percentage changes in enrollment (from OPM's March 2001 to March 2002 headcount) and by the percentage change in the average monthly Consumer Price Index for All Urban Consumers (published monthly by the Bureau of Labor Statistics) from the 12 month period ending on September 30, 2001, to the 12 month period ending on September 30, 2002.



                                                                       (ER-2002)

[US LOGO]          United States
                   OFFICE OF
                   PERSONNEL MANAGEMENT          WASHINGTON, D.C. 20415

                                              IN REPLY REFER TO: YOUR REFERENCE:

Mr. Miguel A. Vazquez Deynes, President
Triple-S
1441 Roosevelt Avenue
San Juan PR 00936-3628


 RE: CY 2002 FEHB PROGRAM STANDARD CONTRACT FOR EXPERIENCE RATED HMOS


Dear Mr. Vazquez Deynes:

We are enclosing amendments to the standard contract for the year 2002. Please have each of the two copies signed and return both of them to us by December 17, 2001. The enclosures represent the final contract language, and we will not be taking additional comments on them. We thank you for your comments and suggestions. We carefully considered them and as a result have made some modifications.

Section 1.4 Incorporation of Laws and Regulations

This change clarifies the clause regarding implementation of regulatory changes. We received several comments expressing concerns about increased carrier liability. We have clarified our intent to minimize this concern in the final contract clause.

Section 1.7 Statistics and Special Studies

The proposal to add a clause related to reports for mental health and substance abuse parity evaluation is revoked. OPM will rely on existing contract authority in Section 1.7(b).

Section 1.9 FEHB Quality Assurance

This section is changed to clarify that the costs of OPM's effectiveness of care measures are allowable and are subject to the administrative cost limitation for experience rated health plans. (NOTE: This change does not apply to community rated plans.)

Also, this section is changed to reflect OPM's requirement that fee-for-service carriers and HMOs with over 500 enrollees must demonstrate their commitment to accreditation. If they haven't already obtained and maintained accreditation, they must provide us with business plans that include steps and timelines in CY 2002 for implementing accreditation.

We received several comments from fee-for-service carriers seeking relief from the administrative cost ceiling. We believe our incremental approach to enhancing the quality of health plans in the FEHB Program is within reason and should not have a significant impact. Therefore, we believe these types of costs should remain incorporated under the plans' administrative cost ceilings. We intend to work closely with health plans and accrediting organizations to find feasible ways to accomplish this goal.

Section 1.13 Information and Marketing Materials

This section is changed to clarify the responsibility for the accuracy of the brochure and the timeliness of brochure distribution.

We received several comments that this clause is unnecessary. However, we believe it is important to ensure all parties to the contract clearly understand the carriers bear responsibility for accurate statements of their benefits and for ensuring their members receive this information.

Section 1.22 Administrative Simplification - HIPAA

This section requires carriers to implement HIPAA electronic transaction standards and HIPAA privacy standards promulgated by Health and Human Services' regulations. (NOTE: This change is Section 1.21 for community rated contracts).

OPM is required to operate under the regulations issued by the Department of Health and Human Services just like other employers. We received several comments with concerns about both timing and costs of implementing HIPAA. We have adopted a suggested contract clause regarding implementation dates. OPM will assess on a case by case basis the costs carriers attribute to HIPAA implementation. OPM has convened a carrier workgroup to deal with implementation issues and concerns.

Some carriers commented that since the effective date for implementing HIPAA requirements wasn't until 2003, the clause wasn't needed in CY 2002. However, carriers will need to carry out pre-implementation activities during 2002 in order to meet the regulatory timeframes for implementation. In addition, we will be examining the need for additional contract clauses for CY 2003 around the issue of confidentiality.

Section 1.24 Notice to Enrollees on Termination of FEHBP or Provider Contract

This is a technical change to the language on continued care for postpartum. (NOTE: This change is in Section 1.23 for HMO contracts).

Section 1.25 Transitional care

This is a technical change to the language on continued care for postpartum. It also deletes the clause allowing members to continue use of their mental health providers through the transition period from CY2000 to CY2001. (NOTE: This change is in Section 1.24 for HMO contracts).

Section 3.11 Survey Charges

This change clarifies that consumer assessment survey costs are allowable administrative charges for experience rated contracts. (NOTE: This would be in Section 3.7 for community rated contracts, but this change does not apply to community rated carriers).

Section 3.12 FEHB Clearinghouse

This section is changed to clarify that the clearinghouse facilitates enrollment reconciliation among carriers and agencies and that the pro-rata cost for the clearinghouse is based on FEHB premiums. (NOTE: This change applies to Section
3.6 Discrepancies Between Enrollment and Payments to Carrier for community rated contracts).

We received several comments with concerns that this clause changed the basis for allocating costs from enrollment to premiums. OPM issued an All Carrier letter dated April 25, 2001 (CL 2001-13) on the FEHB clearinghouse that described this change in OPM policy and procedures.

Section 5.1 Definitions

This is a text change to comply with the Federal Acquisition Regulation (FAR).

Section 5.14 Utilization of Small Business Concerns

This adds veterans-owned business to the list of small businesses in OPM's pilot project. (NOTE: This only affects the six health plans that are participating in the pilot.)

Section 5.25 Drug Free Workplace

This is a FAR text change.

Section 5.54 Penalties for Unallowable Costs

This is a FAR text change. (NOTE: The clause does not apply to community rated contracts).

Section 5.60 Subcontracts for Commercial Items

This is a FAR text change that adds a small business-subcontracting requirement for contract amounts above $500,000. (NOTE: The clause does not apply to community rated contracts).

Appendix F

This Appendix applies only to the six health plans that are participating in OPM's pilot project on small business subcontracting. The change replaces the current text on small business plans and adds veterans-owned businesses.

Please call your OPM Contract Specialist if you have questions about the final contract changes.


                                       Sincerely,


                                       /s/ Daniel A. Green
                                       ----------------------------------------
                                       Daniel A. Green
                                       Contracting Officer
                                       Office of Insurance Programs


Enclosure


                                       4